                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    .)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           UFP Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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        ------------------------------------------------------------------------

                             UFP TECHNOLOGIES, INC.
                              172 EAST MAIN STREET
                    GEORGETOWN, MASSACHUSETTS 01833-2107 USA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             UFP TECHNOLOGIES, INC.

                           TO BE HELD ON JUNE 9, 2000

    The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 9, 2000 at 10:00 a.m., local time, at the Ferncroft Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

    1. To elect two (2) Class I directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected.

    2. To consider and act upon a proposal to amend the Company's 1993 Stock Option Plan.

    3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

    The Board of Directors has fixed April 21, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

    You are cordially invited to attend the Meeting.

                                      By Order of the Board of Directors

                                      RICHARD L. BAILLY,
                                      SECRETARY

Boston, Massachusetts
May 1, 2000

                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                             UFP TECHNOLOGIES, INC.
                              172 EAST MAIN STREET
                    GEORGETOWN, MASSACHUSETTS 01833-2107 USA

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 9, 2000

                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 9, 2000, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 1, 2000. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

    Only stockholders of record at the close of business on April 21, 2000 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,372,221 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

    The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of (i) the election of the nominees as directors; and (ii) amendment of the 1993 Stock Option Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Meeting, two Class I directors are to be elected to serve until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified.

    The Company's Certificate of Incorporation, as amended, and By-Laws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

    The Certificate of Incorporation, as amended, provides that the number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The terms of R. Jeffrey Bailly and William C. Curry expire at the Meeting. Messrs. Bailly and Curry are being nominated for election as Class I directors, each to hold office until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified.

    It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

    The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

                                                                                                 YEAR TERM
                                                                                  DIRECTOR      EXPIRES, IF
NAME                                  AGE                  POSITION                SINCE     ELECTED, AND CLASS
----                                --------   ---------------------------------  --------   ------------------
R. Jeffrey Bailly.................     38      President, Chief Executive           1995     2003,    Class I
                                               Officer and Director
William H. Shaw(1)................     72      Chairman of the Board of             1963     2001,    Class II
                                               Directors
Richard L. Bailly.................     66      Secretary and Director               1963     2002,    Class III
William C. Curry (1)(2)...........     66      Director                             1990     2003,    Class I
Kenneth L. Gestal.................     51      Director                             1996     2001,    Class II
Peter R. Worrell (1)(2)...........     43      Director                             1997     2002,    Class III
Michael J. Ross (2)...............     45      Director                             1998     2002,    Class III

------------------------

(1) Member of the Company's Audit Committee

(2) Member of the Company's Compensation Committee

    Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a director of Children's Friends and Family Services, a not for profit organization located in Salem, Massachusetts. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

    Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw has also served as a director of the Company since 1963. Mr. Shaw is a member of the Board of Directors of Re-Source
America, Inc., a package recycling company.

    Mr. Richard Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 to June 1, 1999. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission.

    Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semiretired, was the president, chief executive officer and a director of Discom, Inc., which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date. Mr. Curry is a director of several privately owned companies.

    Mr. Gestal has served as a director of the Company since 1996. Mr. Gestal is a general partner at Durabo Asset Management, L.P., a money management group. From November 1997 through December 1998, Mr. Gestal served as president of the Alternative Asset Management Group at Swiss Bank Corporation. Prior to that,
Mr. Gestal was Chairman of Institutional Global Finance Corp., a money management firm from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

    Mr. Worrell has served as a director of the Company since 1997. Mr. Worrell is the Managing Director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH, and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

    Mr. Ross has served as a director of the Company since 1998. Mr. Ross is chairman, president and CEO of Espanol.com, a multicategory e-commerce website for the Latino market. Since 1996, Mr. Ross has served as the chairman and president of Glassbox Inc., which advises large organizations in the UK on corporate and public issues. From 1992 to 1996, Mr. Ross was international executive director and a board member of The Body Shop International, PLC, a cosmetics manufacturer and retailer.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held six meetings during 1999. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

    The Board of Directors has an Audit Committee, which met three times in 1999 and is currently composed of Messrs. Curry, Shaw and Worrell. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors. In December 1999, the Securities Exchange Commission ("SEC") adopted new rules relating to Audit Committees. In response to the new rules, the Board of Directors is currently reviewing an Audit Committee Charter, which will specifically define the responsibilities and obligations of the Audit Committee. The Board of Directors expects to adopt an Audit Committee Charter prior to June 9, 2000, which will be in compliance with the new SEC rules.

    The Board of Directors has a Compensation Committee, which met on two occasions in 1999 and is currently composed of Messrs. Curry, Ross and Worrell. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

    The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

COMPENSATION OF DIRECTORS

    In 1999, nonemployee directors of the Company were entitled to receive
(i) an annual $5,000 fee, (ii) if applicable, an annual committee membership fee of $1,500 per year (with a maximum fee of $3,000) and (iii) a fee of $750 plus reimbursement of expenses for each meeting physically attended. Messrs. Curry, Gestal, Ross and Worrell elected to receive stock options in lieu of their respective annual Board of Directors' fees and committee membership fees pursuant to the Company's 1998 Director Stock Option Incentive Plan (the "1998 Plan"). Mr. Shaw received $13,500 for his services as Chairman of the Board and $50,000 in retirement benefits pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. Richard L. Bailly received $25,000 in consulting fees pursuant to an agreement with the Company dated September 1993. See "Consulting Contracts." In addition, each nonemployee director is eligible to receive stock options pursuant to the 1998 Plan.

    The chart below lists the annual Board of Directors fees, the annual committee membership fees and the attendance fees received by each nonemployee director in 1999:

                                                                                         NUMBER OF SHARES
                                                                                             OF COMMON
                                                                                         STOCK UNDERLYING
                                                         ANNUAL COMMITTEE                  STOCK OPTIONS
                                     ANNUAL BOARD OF        MEMBERSHIP      ATTENDANCE    GRANTED IN LIEU
DIRECTOR                            DIRECTORS FEES ($)       FEES ($)        FEES ($)    OF ANNUAL FEES(1)
--------                            ------------------   ----------------   ----------   -----------------
William C. Curry..................             --                --            3,750           6,400(2)
Kenneth L. Gestal.................             --                --            3,750           4,000(3)
Peter R. Worrell..................             --                --            4,500           6,400(4)
Michael J. Ross...................             --                --            3,750           4,600(5)
Richard L. Bailly.................          2,500                --            3,000              --
William H. Shaw...................         13,500                --               --              --

------------------------

(1) These options have an exercise price of $3.75, the fair market value of the Common Stock on the date of grant. The options are immediately exercisable, pursuant to the terms of the 1998 Plan.

(2) Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(3) Granted in lieu of additional annual fees of $5,000 to which the director was entitled.

(4) Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(5) Granted in lieu of additional annual fees of $5,570 to which the director was entitled.

    1998 DIRECTOR STOCK OPTION INCENTIVE PLAN. In June 1999, the Company adopted the 1998 Director Stock Option Incentive Plan (the "1998 Plan") to facilitate the ownership of Common Stock by nonemployee directors by providing for the grant of nonqualified stock options to nonemployee directors. Only nonemployee directors of the Company are eligible to receive grants of options under the 1998 Plan. The 1998 Plan provides for options for the issuance of up to 150,000 shares of Common Stock. On July 1 each year, each person who is at the time serving as a nonemployee director is automatically granted an option to purchase 2,500 shares of Common Stock. These options become exercisable in full on the date of grant and expire ten years from the date of grant. The exercise price is the fair market value of the Common Stock on the date of grant. The 1998 Plan further provides that each nonemployee director may elect to receive all or a portion of his annual director fees or fees for serving as a member of any committee of the Board of Directors earned during the calendar year in the form of an option. The number of shares of Common Stock into which such elective options are exercisable is determined based on an independent appraisal for the year of the intrinsic value of the options granted and the amount of fees covered by the director's election for the year. The elective options become exercisable in full on the date of grant, expire ten years from the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. In addition, the Compensation Committee of the Board of Directors may grant options to nonemployee directors from time to time in its discretion subject to the provisions of the 1998 Plan. The Compensation Committee establishes the terms of such discretionary options, including the time to expiration, vesting schedule and exercise price (which may be greater than, but not less than, the fair market value of the Common Stock on the date of grant). In 1999, Messrs. Curry, Gestal, Ross, Worrell and Shaw each received, automatically and in addition to any stock options granted in lieu of annual fees, options to purchase 2,500 shares of Common Stock with an exercise price of $3.50 per share under the 1998 Plan.

    CONSULTING CONTRACTS. William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw received an automobile and served as a consultant to the Company from January 1, 1995 to December 31, 1997 for $50,000 per year. Thereafter,
Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

    Richard L. Bailly retired as the Company's Executive Vice President on
June 1, 1999. Pursuant to an agreement between the Company and Mr. Bailly entered into in September 1993 and amended in February 1999, Mr. Bailly will serve as a consultant to the Company until June 2002 for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

    INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

    The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of April 21, 2000, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                            SHARES OF COMMON STOCK
NAME                                                        BENEFICIALLY OWNED (1)   PERCENT OF CLASS
----                                                        ----------------------   ----------------
William H. Shaw(2)(5).....................................           566,202                  12.9%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833

Richard L. Bailly(4)(5)...................................           424,871                   9.7%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833

R. Jeffrey Bailly(3)(8)...................................           691,355                  14.6%
c/o UFP Technologies, Inc.
172 East Main Street
Georgetown, MA 01833

Michael J. Ross(5)........................................             7,100                     *

Richard LeSavoy(3)........................................            23,910                     *

Wayne G. Williams(3)......................................            43,021                   1.0%

William C. Curry(5)(6)....................................            70,272                   1.6%

Kenneth L. Gestal(5)......................................            56,200                   1.3%

Peter R. Worrell(5)(9)....................................            55,900                   1.3%

Ronald J. Lataille(3)(8)..................................           153,592                   3.5%

James J. Cramer(7)........................................           470,000                  10.7%
100 Wall Street, 8th Floor
New York, NY 10005

Eliot H. Sherman..........................................           273,634                   6.3%
14 Timber Ledge Dr.
Holliston, MA 01746

All executive officers and directors as a group (10                2,039,341                  41.6%
  persons) (2)(3)(4)(5)(6)(8)(9)..........................

------------------------

*   Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Includes 67,003 shares owned by the estate of William Shaw's spouse and 51,025 shares owned by a trust for the benefit of Mr. Shaw's children as to both of which Mr. Shaw disclaims beneficial ownership.

(3) Includes shares issuable pursuant to currently exercisable stock options under the 1993 Plan as follows: 374,722 for R. Jeffrey Bailly, 6,500 for Mr. Williams, 20,000 for Mr. Lataille, and 17,500 for Mr. LeSavoy.

(4) Includes 175,924 shares owned by the wife of Mr. Bailly as to which Mr. Bailly disclaims beneficial ownership. Excludes 691,355 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(5) Includes shares issuable pursuant to currently exercisable stock options as follows: 12,500 for William Shaw, 2,500 for Richard Bailly, 24,600 for William Curry, 16,000 for Kenneth Gestal, 16,500 for Peter Worrell, and 7,100 for Michael Ross.

(6) Includes 38,920 shares owned by the wife of William Curry, as to which he disclaims beneficial ownership.

(7) Represents an investment group consisting of James J. Cramer, Karen L. Cramer, J.J. Cramer & Co., Inc., Cramer Partners L.P., and Cramer Capital Corporation.

(8) Includes 120,090 shares owned by the Company's Profit Sharing Trust as to which Messrs. Bailly and Lataille disclaim beneficial interest in excess of their respective pecuniary interests in the trust. Messrs. Bailly and Lataille are co-trustees of the trust.

(9) Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of two trustees of the Plan. Includes 4,400 shares held by Mr. Worrell's spouse.

MANAGEMENT

    The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

NAME                                          AGE                        TITLE
----                                        --------   ------------------------------------------
Charles W. Casey..........................     60      Vice President
Ronald J. Lataille........................     38      Vice President, Treasurer and Chief
                                                       Financial Officer
Richard LeSavoy...........................     44      Vice President
Wayne G. Williams.........................     57      Vice President

    Mr. Casey joined the Company in 1981 and has served as a Vice President since 1992. Prior to serving as Vice President, Mr. Casey served as division manager from 1985 through 1994 and as plant manager from 1981 through 1985.

    Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995.
Mr. Lataille is a director of Seacoast United Soccer Club, a not for profit organization located in Hampton, NH.

    Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operating Manager through 1987. From 1988 through 1995
Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and was appointed Vice President in December 1999.

    Mr. Williams initially joined the Company in 1981 and served as sales manager, division manager and then as Vice President of Technology from 1992 through October 1993. From 1993 through 1994 Mr. Williams served as an executive officer of Re-Source America. Mr. Williams rejoined the Company as a Vice President in January 1994. Prior to joining the Company, Mr. Williams was employed by The Dow Chemical Company (1966-1981) where he held various technical, sales and project management positions.

    Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                ANNUAL COMPENSATION                COMPENSATION AWARDS
                                         ----------------------------------   -----------------------------
                                                               OTHER ANNUAL    RESTRICTED      SECURITIES      ALL OTHER
                           FISCAL YEAR    SALARY     BONUS     COMPENSATION   STOCK AWARDS     UNDERLYING     COMPENSATION
NAME & PRINCIPAL POSITION     ENDED        ($)        ($)         ($)(2)         ($)(3)      OPTIONS (#)(4)      ($)(5)
-------------------------  -----------   --------   --------   ------------   ------------   --------------   ------------
R. Jeffrey Bailly.......    12/31/99      175,000     71,000       77,625         92,125         74,444          13,033
  President and Chief       12/31/98      160,000          0      142,000        144,000         20,000          12,763
  Executive Officer (1)     12/31/97      150,000     95,000       23,750              0              0          12,717

Ronald J. Lataille......    12/31/99      130,000     13,000        5,750          9,900         10,000           6,918
  Vice President,           12/31/98      125,800          0       15,000         24,000         20,000           5,999
  Treasurer and Chief       12/31/97       20,800          0            0              0         20,000               0
  Financial Officer (6)

Wayne G. Williams.......    12/31/99      105,000     18,000            0              0          5,000           5,963
  Vice President            12/31/98      100,000     20,000            0              0          5,000           5,473
                            12/31/97       95,000     15,000            0              0              0           4,891

Richard LeSavoy.........    12/31/99      101,052     15,000        8,000         14,987         20,000           6,014
  Vice President

------------------------

(1) See "Employment Contracts" below.

(2) The Company granted R. Jeffrey Bailly 5,000 shares Common Stock in
    April 1997 and 1998 and 1999 at a market price of $4.75, $4.00 and $3.63 per share, respectively, in each case based on the closing price of the Company's Common Stock on the Nasdaq Market on the date of grant. Includes for Mr. Bailly $77,625 paid in compensation for the taxes attributable to his grant of 33,500 shares of the Company's Common Stock on January 1, 2000. Includes for Mr. Lataille $5,750 paid in compensation for the taxes attributable to his grant of 3,600 shares of the Company's Common Stock on January 1, 2000. Includes for Mr. LeSavoy $8,000 paid in compensation for the taxes attributable to his grant of 5,450 shares of the Company's Common Stock on January 1, 2000.

(3) On January 1, 2000, the Company granted Messrs. R. Jeffrey Bailly, Lataille and LeSavoy 33,500, 3,600 and 5,450 shares of the Company's Common Stock, respectively. These shares are fully vested. Based on $2.75 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date immediately preceeding the date of grant, the value of these shares is $92,125 for Mr. Bailly, $9,900 for Mr. Lataille and $14,987 for
    Mr. LeSavoy. These shares have not been registered under the Securities Act of 1933. Dividends will be paid on these shares only if and to the extent dividends are paid on the Company's Common Stock.

(4) The Company did not grant any stock appreciation rights or make any long-term incentive payments during fiscal 1997, 1998 or 1999.

(5) Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust and, for R. Jeffrey Bailly, life insurance premiums paid by the Company of $5,400 in each of fiscal 1997, 1998 and 1999.

(6) Mr. Lataille joined the Company in November 1997.

EMPLOYMENT CONTRACTS

    In April 2000 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $200,000 and consideration for discretionary bonuses. Mr. Bailly's agreement prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to grant Mr. Bailly 10,000 shares of its Common Stock on January 1, 2001, provided that Mr. Bailly remains employed with the Company. Further, pursuant to the agreement, the Company agreed to grant Mr. Bailly immediately exercisable nonqualified stock options to acquire 125,000 shares of Common Stock. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

    Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

    In September 1993, the Company entered into an agreement with Richard L. Bailly that, among other things, included provisions for his retirement. This agreement was amended in February 1999, to reflect that upon his retirement he would continue as a consultant to the Company for three additional years for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years.
Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments. Mr. Bailly retired from his position as Executive Vice President of the Company in June 1999. Pursuant to the agreement, Mr. Bailly will continue as a consultant to the Company until June, 2002.

SEVERANCE PLANS

    In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company.

STOCK OPTIONS

    The following table sets forth certain information with respect to stock options granted to the named executive officers during the year ended
December 31, 1999 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF
                              NUMBER OF SHARES     PERCENT OF TOTAL                             STOCK PRICE APPRECIATION FOR
                                 OF COMMON         OPTIONS GRANTED     EXERCISE                        OPTION TERM(4)
                             UNDERLYING OPTIONS      TO EMPLOYEES        PRICE     EXPIRATION   -----------------------------
NAME                            GRANTED (#)       IN FISCAL YEAR (%)   ($/SH)(3)      DATE         5% ($)          10% ($)
----                         ------------------   ------------------   ---------   ----------   -------------   -------------
R. Jeffrey Bailly..........       20,000(1)              13.8           3.00          1/7/09        37,734          45,625
                                  10,000(1)               6.9           3.688        3/15/09        23,206          58,809
                                  44,444(2)              30.8           4.50         4/20/09       125,778         318,745

Ronald J. Lataille.........       10,000(1)               6.9           3.50          7/1/04         9,670          21,368

Richard LeSavoy............       10,000(1)               6.9           3.50          7/1/04         9,670          21,368
                                  10,000(1)               6.9           2.81        12/16/04         7,764          17,155

Wayne G. Williams..........        5,000(1)               3.5           3.50         07/1/04         4,835          10,684

------------------------

(1) Options vest at the rate of 25% per year.

(2) Options vest at the rate of 25% per year commencing on the date of grant.

(3) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4) The 5% and 10% assumed rate of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

        OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                           NUMBER OF             VALUE OF UNEXERCISED IN-
                                                                      UNEXERCISED OPTIONS          THE-MONEY OPTIONS AT
                                SHARES ACQUIRED   VALUE REALIZED     AT FISCAL YEAR-END(#)        FISCAL YEAR-END($)(2)
NAME                              ON EXERCISE         ($)(1)       EXERCISABLE/ UNEXERCISABLE   EXERCISABLE/ UNEXERCISABLE
----                            ---------------   --------------   ------------ -------------   ------------ -------------
R. Jeffrey Bailly.............      100,000          250,000          266,111       78,333         58,500            0
Ronald J. Lataille............            0                0           20,000       30,000              0            0
Wayne G. Williams.............        5,000            3,725            5,250        9,750              0            0
Richard LeSavoy...............            0                0           15,250       24,750              0            0

------------------------

(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Represents the fair market value of the Company's Common Stock on December 31, 1999 ($2.75 per share based on the closing price on the Nasdaq Stock Market) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 1999 was composed of Messrs. Curry, Worrell and Ross. Neither Mr. Curry, Mr. Worrell nor Mr. Ross is a former or current officer or employee of the company.

COMPENSATION COMMITTEE AND BOARD OF DIRECTORS REPORT

    The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

    The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

    Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including R. Jeffrey Bailly, may receive discretionary bonuses payable in cash or the Company's common stock based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

    Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Stock Option Plan. The 1993 Stock Option Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria:
(i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and
(iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 1999, the Company granted options to purchase 114,444 shares to executive officers as a group under the 1993 Stock Option Plan.

    In 1999, R. Jeffrey Bailly received a bonus consisting of 33,500 fully vested shares of the Company's Common Stock and $77,625 in compensation for the taxes attributable to the grant of these shares. Mr. Bailly also received a salary of $175,000, and cash bonus of $71,000. This compensation, including the discretionary bonus, was based upon the employment agreement negotiated with Mr. Bailly in conjunction with his promotion to Chief Executive Officer and President of the Company in January 1995. In April 2000, the Company entered into a new employment agreement with Mr. Bailly. See "Employee Contracts." The Board has conducted a survey of salaries of chief executive officers. Based upon that information and its experience, the Company believes that Mr. Bailly's compensation was comparable to the compensation of chief executive officers of similar companies.

COMPENSATION                                   BOARD OF DIRECTORS
  WILLIAM C. CURRY                             WILLIAM H. SHAW
  PETER R. WORRELL                             R. JEFFREY BAILLY
  MICHAEL J. ROSS                              RICHARD L. BAILLY
                                               WILLIAM C. CURRY
                                               KENNETH L. GESTAL
                                               PETER R. WORRELL
                                               MICHAEL J. ROSS

PERFORMANCE GRAPH

    The following graph compares the semiannual change in the Company's cumulative total shareholder return for the five years ending December 31, 1999 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR UFP TECHNOLOGIES, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    12/1994  12/1995  12/1996  12/1997  12/1998  12/1999
UFP Technologies, Inc.                  100    133.3    170.8    139.6    104.2     91.7
Nasdaq Stock Market (US Companies)      100    141.3    173.9    213.1    300.2    545.7
NYSE/AMEX/NASDAQ Stocks                 100    109.7    151.8    154.3    144.5    162.8
(SIC 3080-3089 US Companies)
Miscellaneous Plastics Products

SYMBOL                          CRSP TOTAL RETURNS INDEX FOR:          12/1994    12/1995    12/1996    12/1997    12/1998
------                  ---------------------------------------------  --------   --------   --------   --------   --------
 . . . . . .             UFP Technologies, Inc........................     100      133.3      170.8      139.6      104.2
______                  Nasdaq Stock Market (US Companies)...........     100      141.3      173.9      213.1      300.2
-- - - -                NYSE/AMEX/NASDAQ Stocks......................     100      109.7      151.8      154.3      144.5
                        (SIC 3080-3089 US Companies) Miscellaneous
                        Plastics Products

SYMBOL                 12/1999
------                 --------
 . . . . . .              91.7
______                  545.7
-- - - -                162.8

Notes:  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

       B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

       C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

       D. The index level for all series was set to $100.00 on 12/30/1994.

Assumes $100 invested on December 31, 1994 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    UNITED DEVELOPMENT COMPANY LIMITED. The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both directors and stockholders of the Company, each own an approximately 21% general partnership interest in United Development. Each of Charles W. Casey and Wayne G. Williams who are officers and stockholders of the Company, own an approximately 5.3% limited partnership interest in this entity.

    The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000. As of September 30, 1993, these loans were consolidated into one term note (the "Original Note") which bore interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the Original Note amortized on a ten year basis and the outstanding principal amount on the Original Note was scheduled to be repaid on September 30, 1998. On December 31, 1998, United Development refinanced the Original Note. United Development made a note (the "New Note") in favor of the Company in the principal amount of $99,750, of which $83,333 remained outstanding as of December 31, 1999. The New Note bears interest at the rate of 9.75% per year. The principal amount of the New Note amortizes on a four year basis with the balance of the outstanding principal amount repayable on December 31, 2002. The New Note is secured by a second priority mortgage on United Development's Decatur, Alabama facilities.

    KISSIMMEE, FLORIDA PROPERTY. On August 26, 1998, the Company extended the lease with United Development of the Company's Kissimmee, Florida manufacturing facility to December 31, 2001. Monthly rent for the lease is $10,800 plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

    DECATUR, ALABAMA PROPERTY. On August 26, 1998, the Company extended the lease with United Development of the Company's Decatur, Alabama manufacturing facility to December 31, 2001. Under the lease, the Company pays annual rent of $119,813 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

    REPURCHASE OF STOCK FROM JAMES J. CRAMER. On December 23, 1999, the Company repurchased an aggregate of 570,000 shares of its Common Stock held by an investment group consisting of James J. Cramer, J.J. Cramer & Co., Karen L. Cramer, Cramer Partners, L.P. and Cramer Capital Corporation for $2.8125 per share or an aggregate of $463,125 in cash. The investment group agreed, subject to certain exceptions, that it would not sell the balance of its shares of the Company's Common Stock until June 14, 2000. The investment group currently owns 10.7% of the Company's Common Stock.

                                 PROPOSAL NO. 2
                        PROPOSAL TO AMEND THE COMPANY'S
                             1993 STOCK OPTION PLAN

GENERAL

    Effective October 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. The Board of Directors has approved an amendment to the 1993 Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the 1993 Plan from 1,050,000 to 1,550,000 shares. The following is a summary description of the 1993 Plan and is qualified in its entirety by reference to the 1993 Plan, which is attached hereto as Exhibit A.

DESCRIPTION OF THE 1993 PLAN

    ADMINISTRATION. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Subject to the express provisions of the 1993 Plan, the Board of Directors has full authority to interpret the terms of the 1993 Plan and may take action as necessary to ensure that options granted under the 1993 Plan qualify as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986.

    ELIGIBILITY. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. As of the date of this proxy statement, the Company's employee director eligible to receive grants under the 1993 Plan is Mr. R. Jeffrey Bailly.

    AVAILABLE SHARES. Under the 1993 Plan, 1,050,000 shares of Common Stock are currently available for the grant of stock options, subject to adjustment in the event of stock split, stock dividend or changes in corporate structure affecting Common Stock. If the amendment is approved, a total of 1,550,000 shares of Common Stock will be available under the 1993 Plan. To the extent a stock option granted under the 1993 Plan expires or is terminated or cancelled unexercised, such shares may again be optioned. Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

    EFFECTIVE DATE, TERMINATION AND AMENDMENT. The 1993 Plan, as originally adopted, became effective October 15, 1993. The 1993 Plan may be amended by either the Board of Directors or the stockholders of the Company. Stockholder approval is required for any amendment which would (i) materially increase the benefits accruing to participants under the 1993 Plan, (ii) increase the number of securities which may be issued under the 1993 Plan or (iii) materially modify the requirements as to eligibility for participation in the 1993 Plan. No amendment of the 1993 Plan may, except as described in the 1993 Plan,
(i) affect the rights of an option holder without the holder's consent or
(ii) extend the term of the 1993 Plan.

    No options may be granted under the 1993 Plan after April 12, 2010. No option under the 1993 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Common Stock). Options granted under the 1993 Plan are exercisable during an optionee's lifetime only by the optionee. No stock option granted pursuant to the 1993 Plan may be exercised more than three months after the relationship between the Company and the option holder ceases, except that in the event of death, permanent disability or retirement, the option may be exercised by the optionee or, if he is not living, by his heirs, legatees or legal representative for a period of up to one year after the date of death, permanent disability or retirement. Options granted under the 1993 Plan are not transferable by the optionee other than by court order, will or the laws of descent and distribution.

    STOCK OPTIONS. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 ("incentive stock options") and other options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to persons who are employees of the Company at the time of grant. Currently, all employees of the Company may be determined to be entitled to grants of options under the 1993 Plan. Nonqualified stock options may be granted at an exercise price greater than or lesser than the fair market value of the Common Stock on the date of grant, in the discretion of the committee or the Board of Directors. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant.

    Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant. The exercise price of an option granted under the 1993 Plan may be paid in cash or with previously owned shares of Common Stock, by a combination of these methods, or, in the discretion of the committee or the Board of Directors, by any other means which the committee or the Board or Directors determines to be consistent with the purposes of the 1993 Plan and applicable law.

    As of March 31, 2000, options to purchase 756,944 shares of Common Stock had been granted under the 1993 Plan, including options to purchase 404,444 shares of Common Stock to R. Jeffrey Bailly, the Company's chief executive officer, options to purchase 50,000, 40,000 and 45,000 shares of Common Stock to each of Messrs. Ronald J. Lataille, Richard LeSavoy and Wayne G. Williams, respectively, and options to purchase 554,444 shares to all current executive officers as a group. Employees who are not executive officers were granted options to purchase 202,500 shares as a group. The closing price of the Common Stock on April 20, 2000 was $2.625.

    FEDERAL TAX CONSEQUENCES OF THE 1993 PLAN. The following general discussion of the federal income tax consequences of the issuance and exercise of options granted under the 1993 Plan is based upon the provisions of the Code, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 1993 Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to the state tax laws. The 1993 Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    NONQUALIFIED OPTIONS. The recipient of a nonqualified stock option under the 1993 Plan will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short term capital gain or loss (depending on the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

    The Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed From W-2 or 1099, whichever is applicable.

    An option holder who pays the option price, in whole or in part, by delivering shares of Common Stock already owned by him will generally recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal to the basis of the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

    INCENTIVE STOCK OPTIONS. Incentive stock options granted under the 1993 Plan are intended to qualify as incentive stock options under Section 422 of the Code.

    A recipient will not recognize taxable income upon the grant or exercise of an incentive stock option. If an option holder does not make a "disqualifying disposition" (as defined below), then the option holder will not recognize any taxable income until shares are sold or exchanged, and any gain recognized upon distribution of shares will be taxable as long term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder.

    If the option holder makes a disqualifying disposition, then the difference between (i) the option exercise price and (ii) the lesser of the fair market value of the shares on the date of exercise or the price received upon disposition of the shares, will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

    In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder's holding period for the shares.

    In general, the fair market value of the shares on the date of exercise, less the exercise price, will be included in the option holder's alternative minimum taxable income in the year the option is exercised. However, if in the same year, the shares are disposed of at a lower price, then alternative minimum taxable income is calculated using this lower price instead of the shares' fair market value on the date of exercise.

    The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition.

    The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the proposal to amend the 1993 Plan is required to amend the 1993 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                 OTHER MATTERS

VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors and for the proposal to amend the 1993 Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

    The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the amendment of the 1993 Plan.

    Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to amend the 1993 Plan even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposal to amend the 1993 Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a "broker nonvote") on the election of directors or the proposal to amend the 1993 Plan will count toward the quorum but will have no effect on those proposals not voted.

INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. The Company is advised that no member of Arthur Andersen LLP has any direct financial interest or material indirect financial interest in the Company since the date of their engagement, May 21, 1999 or, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

    KPMG Peat Marwick LLP ("KPMG") served as the independent auditors of the Company for the fiscal years ended December 31, 1997 and 1998. During the past two fiscal years and through and including March 31, 1999, there have been no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, the audit reports of KPMG on the financial statements as of and for the years ended December 31, 1997 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

    The Company requested that KPMG furnish a letter addressed to the SEC stating that it agreed with the above statements relating to KPMG. A copy of such letter dated May 27, 1999 was filed as Exhibit 16 to the Company's Report on Form 8-K, dated May 27, 1999.

    A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq National Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 1999.

OTHER PROPOSED ACTION

    The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposal to amend the 1993 Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

    Proposals which stockholders intend to present at the Company's 2001 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, must be received by the Company no later than January 1, 2001. If a proponent fails to notify the Company by March 15, 2001 of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company's 2001 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee and Board of Directors Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, UFP TECHNOLOGIES, INC. AT 172 EAST MAIN STREET, GEORGETOWN, MASSACHUSETTS 01833.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                             UFP TECHNOLOGIES, INC.
                            (A DELAWARE CORPORATION)
                             1993 STOCK OPTION PLAN
                         (AS AMENDED ON APRIL 12, 2000)

    1. Statement of Purpose. The purpose of this Stock Option Plan (the "Plan") is to benefit UFP TECHNOLOGIES, INC., a Delaware corporation (the "Company"), through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

    2. Administration. a. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to Section 2(b) hereof, by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

    b. The Board, in its discretion, may take such action as may be necessary to ensure that Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Options granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Options to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), and (ii) Options granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Option or the disposition of Common Stock acquired pursuant to such Option, to constitute Performance-Based Compensation.

    3. Eligibility. Options shall be granted only to employees of the Company and its subsidiaries (including officers, and including directors of the Company and its subsidiaries who are also employees), and consultants and advisors of the Company and its subsidiaries (where bona fide services were rendered and such services were not in connection with the offer and sale of securities in a capital raising transaction), but excluding the Directors of the Company who are not employees of the Company, selected initially and from time to time thereafter by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

    4. Granting of Options. (a) The Committee may grant options under which a total of not in excess of 1,550,000 Shares of the $.01 par value Common Stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 12 hereof. The Committee may, in its discretion grant under the Plan either non-qualified stock options or incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"), provided, however, that incentive stock options may only be granted to employees of the Company or its subsidiaries. The grant of a non-qualified stock option shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the holder of a non-qualified stock option, stating the number of shares of Common Stock subject to such non-qualified stock option evidenced thereby and in such form as the Committee may from time to time determine. The grant of an incentive stock option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of the incentive stock option, stating the number of shares of Common Stock subject to such incentive stock option evidenced thereby and in such form as the Committee may from time to time determine.

    (b) In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

    (c) No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 250,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

    (d) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate an employee's employment at any time, or interfere in any way with the right of the Company or its subsidiaries to terminate any consulting or other compensation arrangement between the Company or any subsidiary of the Company, and any consultant or advisor of the Company or such subsidiary.

    5. Exercise Price. The exercise price shall be determined by the Committee in its discretion, and may be greater than, or less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option, provided, however, that the exercise price of an incentive stock option shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. If one or more incentive stock options are granted to an employee who, at the time of grant, owns more than ten percent (10%) of the total voting power of all classes of stock of the Company (a "10% Owner"), the exercise price under such incentive stock option shall be not less than 110% of said fair market value. Such fair market value shall be deemed to be the last trading price of the Common Stock on the trading day next preceding the date of the grant of the option except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the trading day next preceding the date of grant of the option. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding the date of grant of such option or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate. In no event shall the exercise price of any share of Common Stock be less than its par value.

    6. Duration of Options, Increments, and Extensions. Subject to the provisions of Section 8 hereof, each option shall be for a term of not more than ten years, provided, however, that incentive stock options granted to employees who, at the time of the grant, are 10% Owners shall be for a term of not more than five years. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and, with respect to each additional 25%, at the end of each twelve-month period thereafter during the succeeding three years. Notwithstanding the foregoing, the Committee may, in its discretion (i) specifically provide at the date of grant of another time or times of exercise; (ii) accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate to effectuate the purpose of the Plan, including, without limitation, a requirement that the optionee grant to the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value on the date of grant; or (iii) at any time prior to the expiration or termination of any non-qualified stock option previously granted, extend the term of any such option (including such non-qualified stock options held by officers or directors) for such period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

    7. Exercise of Option. a. Each stock option agreement shall set forth the procedure governing the exercise of the stock option granted thereunder, and shall provide that, upon such exercise in respect of any shares of common Stock subject thereto, the optionee shall pay the Company, in full, the option price for such shares with cash or its equivalent or with previously owned shares of Common Stock, or by a combination of these methods of payment. In the discretion of the Committee, payment may also be made by delivery (including delivery by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. Alternatively the option may provide that the optionee may elect to direct the Company to withhold such number of shares issuable upon exercise of the option as is necessary to fund the exercise price. For the purpose of this paragraph, the per share value of the Common Stock of the Company shall be the fair market value on the date of exercise. Any optionee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the optionee chooses, regardless of the order in which said options were granted.

    b. At the time of exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

    8. Termination of Relationship--Exercise Thereafter. a. In the event the relationship between the Company and a director, officer, other employee, consultant or advisor who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option may be exercised (to the extent exercisable by the optionee on the date of such termination) by the optionee, or if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during its specified term but not later than three (3) months after the date of such termination, and in any event not later than ten (10) years after the date the option was granted. Temporary absences because of illness, vacation, approved leaves of absence, and transfers among the Company and its subsidiaries, shall not be considered to terminate the employment or consulting relationship with the optionee or to interrupt continuous employment.

    b. In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement (at age 65 or earlier as may be permitted by the Company), the option may be exercised in full, without regard to any installments established under Section 6 hereof, by the optionee or, if he is not living, by his heirs, legatees, or legal representative, as the case may be, during its specified term, but not later than one

(1) year after the date of death, permanent disability, or retirement, and in any event not later than ten (10) years after the date the option was granted.

    9. Withholding Taxes. Whenever the Company is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. In the discretion of the Committee, payment of such withholding taxes may be made by delivery (including delivery by facsimile transmission) to the Company or its designated agent of irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the withholding taxes. Alternatively, the Company may, in its discretion, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

    10. Non-Transferability of Options. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and each option shall be exercisable during an optionee's lifetime only by the optionee.

    11. Limitation on Amounts of Incentive Stock Options Granted. The aggregate fair market value (determined as of the date of grant) of stock for which incentive stock options granted to an optionee under this Plan become first exercisable shall not exceed One Hundred Thousand Dollars ($100,000) during any calendar year.

    12. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

    13. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

    14. Termination and Amendment of Plan.  This Plan shall terminate on
April 12, 2010, and an option shall not be granted under the Plan after that date. The Plan may at any time or from time to time be terminated, modified, or amended by the affirmative vote of a majority in interest of the voting stock of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan in respects as it shall deem advisable to conform to any change in the law, or in any other respect, provided that any amendment by the Board of Directors which would (a) materially increase the benefits accruing to participants under the Plan, (b) increase the number of securities which may be issued under the plan (other than an increase pursuant to Section 12 hereof), or
(c) materially modify the requirements as to eligibility for participation in the plan must be approved by a majority vote of the stockholders within twelve months before or after the effective date of such increase or change. In no event shall any amendment of the Plan (i) change or impair any options previously granted without the consent of the optionee, or (ii) extend the term of the plan.

    15. Effective Date. This Plan as originally adopted, became effective on October 15, 1993. The Plan was amended on April 4, 1995, April 16, 1998 and April 12, 2000.

    16. General.

    a. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    b. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    c. Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    d. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

PROXY                         UFP TECHNOLOGIES, INC.                      PROXY

         The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2000 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Friday, June 9, 2000, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN.

                  Continued, and to be signed, on reverse side
         (Please fill in the reverse side and mail in enclosed envelope)

/ X /  PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.  Election of Directors:

Nominees:  R. Jeffrey Bailly and William C. Curry

/  /  FOR ALL NOMINEES (except as marked to the contrary)

/  /  WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):



-------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                                                     FOR    AGAINST   ABSTAIN

2. To amend the 1993 Stock Option Plan as           /  /    /  /     /  /
described in the accompanying Proxy Statement.

                                                    MARK HERE FOR
                                                    ADDRESS CHANGE
                                                    AND NOTE AT LEFT    /  /

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)


Signature:                                           Date:
           -------------------------------------          -------------
Signature:                                           Date:
           -------------------------------------          -------------